Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                           Schultz Sav-O Stores, Inc.
             (Exact name of registrant as specified in its charter)

                Wisconsin                                39-0600405
      (State or other jurisdiction                    (I.R.S. Employer
    of incorporation or organization)                Identification No.)

                2215 Union Avenue
              Sheboygan, Wisconsin                         53081
    (Address of principal executive offices)             (Zip Code)

              Schultz Sav-O Stores, Inc. 1995 Equity Incentive Plan
                            (Full title of the plan)

              James H. Dickelman                               Copy to:
          Schultz Sav-O Stores, Inc.
              2215 Union Avenue                            Steven R. Barth
          Sheboygan, Wisconsin 53081                        Foley & Lardner
                (920) 457-4433                         777 East Wisconsin Avenue
(Name, address and telephone number, including area   Milwaukee, Wisconsin 53202
             code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE
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    Title of        Amount    Proposed Maximum   Proposed Maximum    Amount of
Securities to be    to be      Offering Price   Aggregate Offering  Registration
   Registered     Registered      Per Share          Price              Fee
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Common Stock,      500,000        $16.125 (1)     $8,062,500 (1)     $2,241.00
 $.10 par value    shares (2)
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(1)  Estimated  pursuant to Rule 457(c) under the  Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Schultz Sav-O Stores, Inc. Common Stock as reported on the Nasdaq National Market on May 10, 1999.

(2) This Registration Statement registers an additional 500,000 shares under the Registrant's 1995 Equity Incentive Plan, under which 750,000 shares have already been registered (SEC File No. 33-59503).

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     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this
Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Registrant's 1995 Equity Incentive Plan.

     This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the same employee benefit plan is already effective. Pursuant to General Instruction E of this Form, the Registrant incorporates by reference into this Registration Statement the contents of the Registration Statement on Form S-8 (Reg. No. 33-59503) as filed with the Commission on May 22, 1995, including exhibits thereto.

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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sheboygan, Wisconsin on this 12th day of May, 1999.

                            SCHULTZ SAV-O STORES. INC.


                            /s/ James H. Dickelman
                            ------------------------------
                            James H. Dickelman, Chairman of the Board,
                            President and Chief Executive Officer


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Schultz Sav-O Stores, Inc. hereby severally constitute and appoint James H. Dickelman, John H. Dahly and Steven R. Barth, and each of them singly, our tue and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

   SIGNATURE                        TITLE                           DATE
   ---------                        -----                           ----

/s/ James H. Dickelman       Chairman of the Board, President,    May 12, 1999
--------------------------   Chief Executive Officer and
James H. Dickelman           Director (Principal Executive Officer)


/s/ John H. Dahly            Executive Vice President, Chief      May 12, 1999
--------------------------   Financial Officer and Director
John H. Dahly                (Principal Financial Officer)


/s/ Armand C. Go             Treasurer and Chief Accounting       May 12, 1999
--------------------------   Officer
Armand C. Go                 (Principal Accounting Officer)


/s/ Steven R. Barth          Director                             May 12, 1999
--------------------------
Steven R. Barth


/s/ Martin Crneckiy, Jr.     Director                             May 12, 1999
--------------------------
Martin Crneckiy, Jr.


/s/ R. Bruce Grover          Director                             May 12, 1999
--------------------------
R. Bruce Grover


/s/ Michael Houser           Director                             May 12, 1999
--------------------------
Michael Houser


/s/ William K. Jacobson      Director                             May 12, 1999
--------------------------
William K. Jacobson


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                                  EXHIBIT INDEX
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   Exhibit No.                    Description
   -----------                    -----------

       4.1          Restated Articles of Incorporation, as amended.
                    Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988.

       4.2 By-laws, as amended and restated. Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

        5           Opinion of Foley & Lardner.

      23.1          Consent of Arthur Andersen LLP, independent public
                    Accountants.

      23.2 Consent of Foley & Lardner (contained in opinion of Foley & Lardner filed as Exhibit 5).

       24 Power of Attorney (set forth on the signature page to this Registration Statement).



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